EXHIBIT 99(d)

                          PRESS RELEASE


FOR IMMEDIATE RELEASE
FRIDAY
SEPTEMBER 28, 1994

CONTACT PERSON:     STACY DUCKETT
                    DIRECTOR, CORPORATE COMMUNICATIONS
                    (501) 688-8229

          TCBY ENTERPRISES, INC. ANNOUNCES PROMOTION OF
            GENE WHISENHUNT TO SENIOR VICE PRESIDENT


LITTLE ROCK, AR - SEPTEMBER 23, 1994 - TCBY ENTERPRISES, INC. (NYSE:TBY) has announced that Gene Whisenhunt has been promoted to Senior Vice President of National Sales and Subsidiary Controller, for the Company. While retaining his responsibility for various financial functions of some of the Company's subsidiaries, he will now be responsible for operational and financial functions for the National Sales Division, the division which operates the Company's foodservice locations.

Mr. Whisenhunt  has been  with the  Company  for five  years.   Prior  to
join   ing TCBY, he was a  manager at Ernst and  Young accounting firm.   He
obtained his undergraduate degree in accounting from Ouachita Baptist University, and a master's degree in Business Administration from Louisiana Tech. He holds a CPA certification.

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